Exhibit 10.2
AMENDED AND RESTATED PARENT GUARANTEE
     THIS AMENDED AND RESTATED PARENT GUARANTEE (as at any time amended, restated, modified or supplemented, this “Guarantee”), is made and entered into as of April 26, 2006, by ENPRO INDUSTRIES, INC., a North Carolina corporation (the “Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral and administrative agent (together with its successors in such capacity, the “Agent”) for the Secured Parties (as such term is defined in the Loan Agreement (defined below)).
WITNESSETH:
     WHEREAS, pursuant to that certain Credit Agreement dated as of May 16, 2002 by and among Coltec Industries Inc, a Pennsylvania corporation (“Coltec”), Coltec Industrial Products LLC, a Delaware limited liability company (“CIP”), Garlock Sealing Technologies LLC, a Delaware limited liability company (“Garlock Sealing”), GGB LLC (formerly Garlock Bearings LLC), a Delaware limited liability company (“GGB LLC”), HTCI, Inc. (formerly Haber Tool Company, Inc.), a Michigan corporation (“HTCI”), Corrosion Control Corporation, a Colorado corporation (“CCC”), and Stemco LP, a Texas limited partnership (“Stemco LP (TX)”; Coltec, CIP, Garlock Sealing, GGB LLC, HTCI, CCC and Stemco LP (TX) each individually referred to herein as an “Original Borrower” and collectively as “Original Borrowers”), the Agent, and the various financial institutions party thereto from time to time (the “Original Lenders”) (including all annexes, exhibits and schedules thereto, as at any time amended, restated, modified, or supplemented prior to the date hereof, including by means of any joinder agreements, the “Original Loan Agreement”), the Original Lenders agreed to make loans to, and issue letters of credit on behalf of, Original Borrowers;
     WHEREAS, in connection with the Original Loan Agreement, (i) the Guarantor executed and delivered that certain Parent Guarantee dated as of May 31, 2002 in favor of the Agent and the Original Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, the “Original Parent Guarantee”), pursuant to which the Guarantor unconditionally guaranteed to the Agent and the Original Lenders the payment and performance of all of the “Guaranteed Obligations” (as defined therein); (ii) QFM Sales and Services, Inc., a Delaware corporation (“QFM”), Coltec International Services Co, a Delaware corporation (“Coltec International”), Garrison Litigation Management Group, Ltd., a Delaware corporation (“Garrison”), GGB, Inc. (formerly Glacier Garlock Bearings Inc.), a Delaware corporation (“GGB Inc.”), Garlock International Inc, a Delaware corporation (“Garlock International”), Stemco Delaware LP, a Delaware limited partnership (and successor to Stemco LLC, a Delaware limited liability company) (“Stemco LP (DE)”), Garlock Overseas Corporation, a Delaware corporation (“Garlock Overseas”), Stemco Holdings, Inc., a Delaware corporation (“Stemco Holdings”), and Stemco Holdings Delaware, Inc., a Delaware corporation (“Stemco Holdings Delaware”; QFM, Coltec International, Garrison, GGB Inc., Garlock International, Stemco LP (DE), Garlock Overseas, Stemco Holdings and Stemco Holdings Delaware each individually referred to herein as a “Subsidiary Guarantor” and collectively as the “Subsidiary Guarantors”) executed and delivered that certain Subsidiary Guarantee dated as of May 31, 2002 in favor of the Agent and the Original Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, including by means of any joinder agreements, the “Original Subsidiary Guarantee”), pursuant to which the Subsidiary Guarantors jointly and severally unconditionally guaranteed to the Agent and the Original Lenders the payment and performance of all of the “Guaranteed Obligations” (as defined therein); and (iii) Original Borrowers, the Guarantor, and the Subsidiary Guarantors executed and delivered that certain Security Agreement dated as of May 16, 2002 in favor of the Agent for the benefit of itself and the Original Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, including by means of any joinder agreements, the “Original Security Agreement”), pursuant to which Original Borrowers, the Guarantor and the Subsidiary Guarantors granted to the Agent for the benefit of itself and the Original Lenders a security interest in all of the collateral described therein as security for all of the “Obligations” (as defined therein);
     WHEREAS, Coltec, CIP, Garlock Sealing, GGB LLC, CCC and Stemco LP (TX) (each individually referred to herein as a “Borrower” and collectively as “Borrowers”, the Guarantor and the Subsidiary Guarantors, the Agent and the various financial institutions party thereto from time to time (the “Lenders”) have entered into that certain Amended and Restated Loan and Security Agreement dated as of even date herewith (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), which Loan Agreement amends and restates both the Original Loan Agreement and the Original Security Agreement;
     WHEREAS, it is a condition to the Agent’s and the Lenders’ willingness to make loans and other financial accommodations to or for the benefit of the Borrowers under the Loan Agreement that the Guarantor agree to amend and restate the Original Parent Guarantee in its entirety as hereinafter set forth; and
     WHEREAS, the Guarantor has determined that it is and will be in the best interest and to the direct advantage of the Guarantor to assist the Borrowers in borrowing money and obtaining extensions of credit from the Agent and the Lenders under the Loan Agreement in order to further the business of the Guarantor, and the Guarantor agrees that the Original Parent Guarantee is hereby amended and restated in its entirety by this Guarantee, and the Guarantor agrees to unconditionally guaranty to the Secured Parties (as defined in the Loan Agreement), all of the Guaranteed Obligations (as defined herein), and to ratify, renew and continue the prior Guaranteed Obligations (as defined in the Original Parent Guarantee) all on the terms set forth herein;
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Parent Guarantee as follows:
     Section 1 DEFINITIONS. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.
     Section 2 THE GUARANTEE. The guarantee of the Guarantor hereunder is as follows:
     Section 2.1 Guarantee Of Extensions Of Credit To Borrowers. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Secured Parties and their successors, endorsees, transferees and assigns, the prompt payment, when and as due (whether at stated maturity, on mandatory prepayment by acceleration or otherwise), and performance of all of the Obligations of the Borrowers under the Loan Agreement and the other Loan Documents (including all interest and reasonable out-of-pocket costs of enforcement or preservation and protection of Collateral payable by the Borrowers under the Loan Agreement or any Loan Document which may at any time accrue with respect to the Obligations of the Borrowers or which would accrue but for the operation of any provision or doctrine with respect to the Bankruptcy Code, as hereinafter defined, and whether or not an allowed claim) (the “Guaranteed Obligations”). The Guarantor agrees that this Guarantee is a guaranty of payment and performance and not of collection, and that its obligations under this Guarantee (a) shall be joint and several with any other Persons which may at any time or from time to time be or become directly or indirectly financially responsible to the Secured Parties with respect to the Guaranteed Obligations (any such Person, an “Obligor”) and (b) shall be under all circumstances primary, absolute and unconditional, irrespective of, and unaffected by:
          (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guarantee, the Loan Agreement, any other Loan Document or other agreement, document or instrument to which the Guarantor or any Borrower or other Obligor is or may become a party;
          (ii) the absence of any action to enforce this Guarantee, any other Loan Document or the waiver or consent by the Secured Parties with respect to any of the provisions hereof or thereof;
          (iii) the existence, value or condition of, or failure of the Agent to perfect its Lien against, any Collateral or any action, or the absence of any action, by the Agent in respect thereof (including, without limitation, the release of any Collateral);
          (iv) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Guarantor or any Borrower or any other Obligor including, but not limited to, (A) any of the Secured Parties’ election, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. § 101 et seq. or any replacement or supplemental federal statutes dealing with the bankruptcy of debtors (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (B) any borrowing or grant of a Lien by the Guarantor or any Borrower or any other Obligor as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (C) the disallowance or subordination of all or any portion of any of the Secured Parties’ claim(s) for repayment of the Guaranteed Obligations under Sections 502, 510, 544, 547, 548 or 550 of the Bankruptcy Code;
          (v) any merger or consolidation of the Guarantor or any Borrower or any other Obligor into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Guarantor or any Borrower or any other Obligor to any other Person;
          (vi) any circumstance which might constitute a defense available to, or a discharge of the Guarantor or any Borrower or any other Obligor (other than the defense of payment of the Obligations);
          (vii) any sale, transfer or other disposition of any Equity Interests of the Guarantor or any Borrower or any other Obligor;
          (viii) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (vii); or
          (ix) any other fact or circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor (other than the fulfillment of the termination requirements under Section 7.12 hereof); it being agreed by the Guarantor that its obligations under this Guarantee shall not be discharged until the payment and performance, in full, of the Guaranteed Obligations (including all interest and reasonable out-of-pocket costs of enforcement or preservation and protection of Collateral payable by the Borrowers under the Loan Agreement and the other Loan Documents which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim) or the written release of the Guarantor by the Secured Parties, whichever shall occur first. The Guarantor shall be regarded, and shall be in the same position, as principal debtor (and not merely as surety) with respect to the Guaranteed Obligations and the Guarantor specifically agrees that, notwithstanding any discharge of any Borrower or any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Guaranteed Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest and reasonable out-of-pocket costs of enforcement or preservation and protection of Collateral which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Secured Parties to proceed in respect of the Guaranteed Obligations against the Guarantor, any Borrower or any other Person or against any Collateral before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Secured Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Secured Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee unless the Agent has specifically agreed otherwise in writing. It is agreed between the Guarantor and the Secured Parties that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guarantee and such waivers, the Secured Parties would decline to enter into the Loan Agreement.
     Section 2.2 Demand By The Agent. In addition to the terms of the Guarantee set forth in Section 2.1 hereof, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if any or all of the then outstanding principal amount of the Guaranteed Obligations (together with all accrued interest thereon) becomes due and payable, then the obligations of the Guarantor shall, at the option of the Agent, without notice or demand, become due and payable and the Guarantor shall, upon demand in writing therefor by the Agent to the Guarantor, pay to the holder or holders of the Guaranteed Obligations the outstanding Guaranteed Obligations due and owing to such holder or holders. Payment by the Guarantor shall be made in Dollars to the Agent for the ratable benefit of the Secured Parties, in immediately available Federal funds to an account designated by the Agent or at the address set forth herein for the giving of notice to the Agent or at any other address that may be specified in writing from time to time by the Agent.
     Section 2.3 Enforcement Of Guarantee. In no event shall the Agent or any of the other Secured Parties have any obligation (although the Agent is entitled, at the Agent’s option) to proceed against any Borrower or any other Person or any Collateral before seeking satisfaction from the Guarantor, and the Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Secured Parties’ rights hereunder, to exercise any right or remedy which the Agent or any of the other Secured Parties may have against any Collateral. The obligations of the Guarantor hereunder are independent of the obligations of any other Obligor of the Guaranteed Obligations or of any Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other Obligor or any Borrower, and whether or not any such Persons are joined in any such action or actions.

     Section 2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption or similar laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Agent or any of the other Secured Parties of, this Guarantee. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower’s or any other Obligor’s financial condition or any other fact which might materially increase the risk to the Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever, and further waives notice of default or any failure on the part of any Borrower or any other Obligor to perform and comply with any covenant, term or condition of the Loan Agreement or any other Loan Document. The Guarantor further waives all notices which may be required by statute or rule of law, now or hereafter in effect, to preserve intact any rights against the Guarantor and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guarantee. Without limiting the generality of the foregoing, the Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. The Guarantor hereby waives any requirement on the part of any holder of any note to mitigate the damages resulting from any default under such note. The Guarantor represents, warrants and agrees that, as of the date of this Guarantee, the Guarantor’s obligations under this Guarantee are not subject to any offsets or defenses against any of the Secured Parties or any Borrower. The Guarantor further agrees that its obligations under this Guarantee shall not be subject to any counterclaims, offsets or defenses against any of the Secured Parties or any Borrower which may arise in the future (other than fulfillment of the termination requirements under Section 7.12 hereof).
     Section 2.5 Benefit Of Guarantee. The provisions of this Guarantee are for the ratable benefit of the Secured Parties and their respective successors and permitted transferees, endorsees and assigns, and nothing herein contained shall impair, as among the Borrowers, the Guarantor and the Secured Parties, the obligations of the Borrowers and the Guarantor under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Secured Parties to any Person or Persons in accordance with the terms of the Loan Agreement, any reference to “Secured Parties” herein shall be deemed to refer equally to such Person or Persons.
     Section 2.6 Modification Of Guaranteed Obligations. If the Secured Parties shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:
     (a) make Loans and extend other credit to any Borrower, change the time, manner or place of payment of, or any other term of, all or any portion of, the Guaranteed Obligations, or otherwise waive or consent to any departure from the terms of any Loan Document;
     (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;
     (c) amend or modify, in any manner whatsoever, the Loan Documents;

     (d) extend or waive the time for and of the Guarantor’s, any Borrower’s or any other Person’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
     (e) take and hold Collateral for the payment of the Guaranteed Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any Collateral to secure any indebtedness of the Guarantor or any Borrower to the Secured Parties;
     (f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any Borrower to the Secured Parties;
     (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or any Borrower are subordinated to the claims of any of the Secured Parties; and/or
     (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Borrowers to the Secured Parties in such manner as the Secured Parties shall determine in their discretion;
then the Secured Parties shall not incur any liability to the Guarantor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Guarantor under this Guarantee.
     Section 2.7 Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective in the event any petition is filed by or against any of the Borrowers, the Guarantor or any other Person for liquidation or reorganization, in the event any of the Borrowers, the Guarantor or any other Person becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of any of the Borrowers’, the Guarantor’s or such other Person’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Secured Parties, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     Section 2.8 Waiver Of Subrogation. THE GUARANTOR HEREBY IRREVOCABLY WAIVES UNTIL INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS (A) ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE SECURED PARTIES AGAINST ANY BORROWER AND (B) ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND “CLAIMS” (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST ANY BORROWER OR ANY OTHER OBLIGOR WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE.
     Section 2.9 Continuing Guarantee: Transfer Of Notes. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment and performance in full

(including after the Commitment Termination Date) of the Guaranteed Obligations and termination of the Lenders’ Commitments, (ii) be binding upon the Guarantor and its successors and permitted transferees and assigns, and (iii) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees, endorsees and assigns. Without limiting the generality of foregoing clause (iii), any Lender or the Agent may, except as limited by the express terms of the Loan Agreement, assign or otherwise transfer any Loan or Commitment held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Parties herein or otherwise.
     Section 2.10 Waiver of Certain Rights. The Guarantor understands that the exercise by any of the Secured Parties or the Agent, of certain rights and remedies contained in the Loan Agreement may affect or eliminate the Guarantor’s right of subrogation and reimbursement against the Borrowers and any other Obligors and that the Guarantor may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, the Guarantor hereby authorizes and empowers the Agent, and each of the other Secured Parties, to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available under the Loan Documents or Applicable Law, since it is the intent and purpose of the Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. The Guarantor waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against any Borrower or other Obligor by the operation of law or otherwise. Notwithstanding any foreclosure of the lien of any security agreement with respect to any or all personal property secured thereby, the Guarantor shall remain bound under this Guarantee, including the Guarantor’s obligation to pay any deficiency after a nonjudicial foreclosure.
     Section 3 SUBORDINATION OF OTHER OBLIGATIONS. Unless waived by the Agent and the requisite number of Lenders in accordance with the Loan Agreement, any indebtedness of any Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of any Borrower to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Secured Parties and shall forthwith be paid over to the Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guarantee.
     Section 4 FURTHER ASSURANCES. The Guarantor agrees, upon the written request of the Agent, and at the Guarantor’s expense, to execute and deliver to the Agent, from time to time, any additional instruments or documents considered necessary by the Agent to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.
     Section 5 PAYMENTS FREE AND CLEAR OF TAXES.
     Section 5.1 Payment of Taxes. Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all Taxes (other than Excluded Taxes). If the Guarantor shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to any of the Secured Parties, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions of Indemnified Taxes (including deductions of Indemnified Taxes applicable to additional sums payable under this Section 5), the relevant Secured Parties receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. If Agent or any Lender determines that it has received a refund, credit or other reduction of taxes in respect of any Taxes paid by the Guarantor pursuant to this Section 5.1, such Person shall, within 30 days from the date of actual receipt of such refund or the filing of the tax return in which such credit or other reduction results in a lower tax payment, pay over such refund or the amount of such tax reduction to the Guarantor (but only to the extent of Taxes paid by the Guarantor pursuant to this Section 5.1), net of all out-of-pocket expenses of such Person, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund).
     Section 5.2 Survival. Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations (other than the Guaranteed Obligations that are Contingent Obligations that survive the termination of the Loan Documents) and termination of the Lenders’ Commitments.
     Section 6 RIGHT OF SET-OFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by the Guarantor at any time that an Event of Default exists, without notice to the Guarantor or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and apply any and all deposits, general or special (including certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by such Lender or any of their Affiliates to or for the credit or the account of the Guarantor against and on account of the Guaranteed Obligations of the Guarantor arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Guaranteed Obligations and all claims of any nature or description arising out of or in connection with this Guarantee, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder, (ii) Agent, at the request or with the consent of the Required Lenders, shall have declared the principal of and interest on the Loans and other amounts due under the Loan Agreement to be due and payable as and even though such Guaranteed Obligations may be contingent or unmatured or (iii) the Collateral for the Guaranteed Obligations is adequate. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of the Guarantor now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but the Guarantor shall not have any claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 13.5 of the Loan Agreement.
     Section 7 MISCELLANEOUS.
     Section 7.1 Amendments. Any amendment or waiver of any provision of this Guarantee and any consent to any departure by the Guarantor from any provision of this Guarantee shall be effective only if made or given in compliance with all of the terms and provisions of Section 13.9 of the Loan Agreement.

     Section 7.2 Expenses. The Guarantor shall promptly pay to the Agent, for the ratable benefit of the Secured Parties, the amount of any and all reasonable out-of-pocket costs and expenses of the Secured Parties (both before and after the execution hereof) in connection with any matters contemplated by or arising out of this Guarantee or any of the Loan Documents whether (a) costs and expenses of the Agent (but not any other Secured Party) to prepare, negotiate or execute (i) any amendment to, modification of or extension of this Guarantee or any other Loan Document to which the Guarantor is a party or (ii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any participant, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Secured Parties under this Guarantee or any other Loan Document, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Secured Parties under this Guarantee or any other Loan Document or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving the Guarantor, or (d) to attempt to enforce or to enforce any rights of the Secured Parties to collect any of the Guaranteed Obligations, including all reasonable out-of-pocket fees and expenses of attorneys and paralegals.
     Section 7.3 Headings. The headings in this Guarantee are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Guarantee.
     Section 7.4 Severability. The provisions of this Guarantee are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guarantee in any jurisdiction.
     Section 7.5 Notices. All notices, requests and other communications to the Agent or to the Guarantor hereunder shall be given in accordance with Section 15.9 of the Loan Agreement
     Section 7.6 Remedies Cumulative. Each right, power and remedy of the Secured Parties provided in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Secured Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Secured Parties of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Parties to exercise any such right, power or remedy shall operate as a waiver thereof.
     Section 7.7 Statute of Limitations. To the full extent permitted by applicable law, the Guarantor hereby waives the right to plead any statute of limitations as a defense to performance of its obligations under, or enforcement of, this Guarantee.
     Section 7.8 Final Expression. This Guarantee, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of the Guarantee and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Guarantee shall not be relevant to determine the meaning of this Guarantee even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.
     Section 7.9 Financial Status. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower and any and all endorsers and/or other Obligors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Secured Parties shall have no duty to advise the Guarantor of information known to the Secured Parties regarding such condition or any such circumstances. In the event the Secured Parties, in their discretion, undertake at any time or from time to time to provide any such information to the Guarantor, the Secured Parties shall be under no obligation (i) to undertake any investigation not a part of their regular business routine, (ii) to disclose any information which pursuant to accepted or reasonable commercial lending practices the Secured Parties wish to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.
     Section 7.10 Assignability. This Guarantee shall be binding on the Guarantor and its successors and permitted assigns and transferees and shall inure to the benefit of the Secured Parties and their respective successors, transferees, endorsees and assigns as permitted under the Loan Agreement. The Guarantor may not assign this Guarantee.
     Section 7.11 Non-Waiver. The failure of the Secured Parties to exercise any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Secured Parties, nor excuse the Guarantor from its obligations hereunder.
     Section 7.12 Termination. Subject to the provisions of Sections 1.7 and 5.2, this Guarantee shall terminate upon the receipt by each of the Secured Parties of the payment (or prepayment) and performance in full of the Guaranteed Obligations and any other amounts which may be owing hereunder (in each case, other than Guaranteed Obligations that are Contingent Obligations that survive the termination of the Loan Documents) and termination of the Lenders’ Commitments, or the written release of the Guarantor by the Secured Parties, whichever shall occur first. At the time of such termination, the Secured Parties, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guarantee. The Agent shall release the obligations of the Guarantor hereunder to the extent permitted or required pursuant to the terms of the Loan Agreement.
     Section 7.13 Counterparts. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.
     Section 7.14 Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTEE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NORTH CAROLINA (BUT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES), BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS.
     Section 7.15 SUBMISSION TO JURISDICTION: WAIVERS.

     (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN ANY UNITED STATES FEDERAL COURT SITTING IN OR WITH DIRECT OR INDIRECT JURISDICTION OVER THE WESTERN DISTRICT OF NORTH CAROLINA OR IN ANY NORTH CAROLINA STATE COURT SITTING IN MECKLENBURG COUNTY, NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE, EACH OF THE GUARANTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTOR AND THE AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTEE. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS;
     (b) THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW;
     (c) EACH OF THE GUARANTOR AND THE AGENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTEE, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTEE OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS;
     (d) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO,
SUCH ACTION OR PROCEEDING; AND

     (e) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.
     Section 7.16 Limitation Of Liability. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO CLAIM MAY BE MADE BY THE GUARANTOR OR THE AGENT OR ANY OTHER PERSON AGAINST THE AGENT, THE GUARANTOR OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE GUARANTOR AND THE AGENT EACH HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR
     Section 7.17 Payments. Notwithstanding any provision to the contrary herein or in any Loan Document, all payments made under or in connection with this Guarantee and the other Loan Documents shall be in lawful currency of the United States.
     Section 7.18 Amendment and Restatement.
     (a) This Guarantee amends and restates the Original Parent Guarantee. All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Original Parent Guarantee and the agreements, documents and instruments executed and delivered in connection with the Original Parent Guarantee (collectively, the “Original Parent Guarantee Documents”) are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth in this Guarantee and the other Loan Documents. This Guarantee does not constitute, nor shall it result in, a waiver of, or release, discharge or forgiveness of, any amount payable pursuant to the Original Parent Guarantee or any indebtedness, liabilities or obligations of the Guarantor thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Guarantee and the other Loan Documents. Neither this Guarantee nor any of the other Loan Documents extinguishes the indebtedness or liabilities outstanding in connection with the Original Parent Guarantee Documents, nor do they constitute a novation with respect thereto.
     (b) All security interests, pledges, assignments, and other Liens previously granted by the Guarantor pursuant to the Original Parent Guarantee Documents are hereby renewed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for the Guaranteed Obligations.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

ENPRO INDUSTRIES, INC.
By:	/s/ Robert D. Rehley
	Name:	Robert D. Rehley
	Title:	Vice President and Treasurer

Address:	5605 Carnegie Blvd.
Charlotte, North Carolina 28209-4674 Facsimile: 704-423-7587

Accepted on April 26, 2006: BANK OF AMERICA, N.A., as the Agent
By:	/s/ Andrew Doherty
Name:	Andrew Doherty
Title:	Senior Vice President